Exhibit 99.1.1

CONTACTS:

Brian Turcotte

Investor Relations

561-438-3657

brian.turcotte@officedepot.com

Brian Levine

Public Relations

561-438-2895

brian.levine@officedepot.com

OFFICE DEPOT TO PARTICIPATE IN THE BANK OF AMERICA AND MERRILL LYNCH

CONSUMER CONFERENCE

Boca Raton, Fla., March 10, 2009 — Office Depot, Inc. (NYSE: ODP), a leading global provider of office products and services, today announced that it will participate in the Bank of America and Merrill Lynch Consumer Conference in New York City on Wednesday, March 11, 2009.

Office Depot management plans to meet with investors to provide an update on the Company’s strategic business review and projected first quarter 2009 performance. The update will include the following information:

•	Cash flow before financing activities is projected to be about $50—$150 million positive in the first quarter, depending on the timing of certain liquidity initiatives

•	EBIT will be significantly better than fourth quarter 2008; tracking towards a loss of $30—$40 million

•	Cash received as part of the liquidity initiatives total over $100 million to date in the first quarter and tracking towards $150 million for the first quarter

•	North American Retail sales comps in the first quarter to date are tracking slightly better than its fourth quarter performance

•	The six distribution facilities identified as part of the North American supply chain network consolidation will be closed by the end of the first quarter

•	The 112 North American Retail stores identified as part of the strategic review will be closed by the end of the first quarter

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Accounts receivable and inventory valuation (availability) may be reduced by approximately $100 million in the first quarter (previous disclosures estimated $75 million) which would impact the asset-based loan facility borrowing base by the same amount

About Office Depot

Every day, Office Depot is Taking Care of Business for millions of customers around the globe. For the local corner store as well as Fortune 500 companies, Office Depot provides products and services to its customers through 1,713 worldwide retail stores, a dedicated sales force, top-rated catalogs and a $4.8 billion e-commerce operation. Office Depot has annual sales of approximately $14.5 billion, and employs about 43,000 associates around the world. The Company provides more office products and services to more customers in more countries than any other company, and currently sells to customers directly or through affiliates in 48 countries.

Office Depot’s common stock is listed on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index. Additional press information can be found at: http://mediarelations.officedepot.com.

For the Company’s definition of cash flow before financing activities, please go to the corporate website at www.officedepot.com, under Investor Relations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995, as amended (the “Act”) provides protection from liability in private lawsuits for “forward-looking” statements made by public companies under certain circumstances, provided that the public company discloses with specificity the risk factors that may impact its future results. We want to take advantage of the “safe harbor” provisions of the Act. Certain statements made in this press release are ‘forward-looking’ statements under the Act. Except for historical financial and business performance information, statements made in this press release should be considered ‘forward-looking’ as referred to in the Act. Much of the information that looks towards future performance of our company is based on various factors and important assumptions about future events that may or may not actually come true. As a result, our operations and financial results in the future could differ materially and substantially from those we have discussed in the forward-looking statements made in this press release. Certain risks and uncertainties are detailed from time to time in our filings with the United States Securities and Exchange Commission (“SEC”). You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.

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